UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to Section 240.14a-12

BOK FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2022

To Our Shareholders:

The Annual Meeting of Shareholders of BOK Financial Corporation will be held this year on Tuesday, May 3, 2022, at 2:30 p.m. Central Time as a virtual meeting of shareholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BOKF2022 and entering your secure control number, which can be found on the enclosed proxy card. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2021.

We hope that you will be able to attend this meeting via live webcast, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

Sincerely,

George B. Kaiser, Chairman of the
Board of Directors

Stacy Kymes, President and
Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 3, 2022

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company”), an Oklahoma corporation, will be held via live webcast at www.virtualshareholdermeeting.com/BOKF2022 on May 3, 2022, at 2:30 p.m. Central Time, for the following purposes:

1.To fix the number of directors to be elected at twenty-two (22) and to elect twenty-two (22) persons as directors for a term of one year or until their successors have been elected and qualified;

2.To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022;

3.To consider an advisory vote to approve the compensation of the named executive officers; and

4.To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The annual meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022, and (iii) the approval of the named executive officers’ compensation.

Only shareholders of record at the close of business on March 7, 2022 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172, and electronically during the annual meeting at www.virtualshareholdermeeting.com/BOKF2022.

BY ORDER OF THE BOARD OF DIRECTORS

Tamara Wagman, Secretary

March 24, 2022
Tulsa, Oklahoma

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held May 3, 2022

General

The enclosed proxy is solicited on behalf of BOK Financial Corporation (the "Company" or "BOK Financial") and its Board of Directors for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, May 3, 2022, at 2:30 p.m. Central Time via live webcast at www.virtualshareholdermeeting.com/BOKF2022.

These proxy materials will be mailed on or about March 24, 2022 to holders of record of common stock as of the close of business on March 7, 2022.
Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, by mail, over the Internet, or in person (via live webcast) at the annual meeting. We encourage you to vote by phone, mail, or on the Internet in advance of the meeting even if you plan to attend the live webcast of the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: (1) FOR the election of the twenty-two (22) nominees for director listed in this Proxy Statement, (2) FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022, and (3) FOR the approval of the named executives’ compensation. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.

If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 3). We urge you to give voting instructions to your broker on all voting items.

As to any other matter that may properly be brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Tamara Wagman, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares electronically at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.
Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on March 7, 2022 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 68,105,382 shares of common stock outstanding and entitled to vote.

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You will have one vote on each matter before the meeting for each share of common stock of the Company held by you on the record date.

In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors. Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 55.77% of the outstanding common stock and plans to vote all of his shares.
Solicitation of Proxies

BOK Financial is paying for all costs incurred in soliciting proxies under this Proxy Statement for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2021, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.
Principal Executive Offices of the Company
The Company's principal executive offices are located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172.
Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 7, 2022, the only shareholder of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company is set forth below:

Name & Address of Beneficial Owner	Beneficial Ownership	Percentage of Class
George B. Kaiser P.O. Box 21468, Tulsa, Oklahoma 74121-1468	37,985,600	55.77%
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Security Ownership of Certain Beneficial Owners and Management

As of March 7, 2022, there were 68,105,382 shares of common stock issued and outstanding. The following table sets forth, as of March 7, 2022, the beneficial ownership of common stock of BOK Financial Corporation by those persons who were, at December 31, 2021, (i) the Chief Executive Officer (Steven G. Bradshaw), (ii) the Chief Financial Officer (Steven E. Nell), and (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2021 (the “named executives”); each director and nominee; and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Alan S. Armstrong	2,625		*
Norman P. Bagwell	44,962	(3)	*
C. Fred Ball, Jr.	4,875	(4)	*
Steven Bangert	105,763	(5)	*
Steven G. Bradshaw	139,320	(6)	*
Chester E. Cadieux, III	4,150		*
John W. Coffey	6,200		*
Joseph W. Craft, III	3,659		*
Scott B. Grauer	62,657	(7)	*
David F. Griffin	43,241	(8)	*
V. Burns Hargis	18,630	(9)	*
Douglas D. Hawthorne	7,264	(10)	*
Kimberley D. Henry	2,250		*
E. Carey Joullian, IV	5,843	(11)	*
George B. Kaiser	37,985,600	(12)	55.77%
Stacy C. Kymes	73,090	(13)	*
Stanley A. Lybarger	33,759	(14)	*
Steven J. Malcolm	4,642	(15)	*
Steven E. Nell	58,736	(16)	*
E. C. Richards	5,692	(17)	*
Claudia San Pedro	1,060	(18)	*
Peggy I. Simmons	150		*
Michael C. Turpen	2,538		*
Rose M. Washington	613		*
All directors, nominees and executive officers listed on pages 28-30 (33 persons)			56.94%
* Less than one percent (1%)

(1)    Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named. Certain shares included here (i.e. options exercisable within 60 days and unvested restricted stock granted as of March 7, 2022) do not count towards an executive’s stock ownership for purposes of the BOKF Executive Stock Ownership Guidelines discussed on page 33.

(2)     All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.
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(3)    Includes 18,547 shares of restricted stock and 9,370 shares held in the BOK Thrift Plan.

(4)     Includes 2,500 shares owned by C. Fred Ball, Jr. IRA.

(5)     Includes 25,986 shares indirectly owned by Bangert Family Investments, LLP.

(6)    Includes 83,954 shares indirectly owned by the Steven G. Bradshaw Revocable Trust. Also includes 55,366 shares of restricted stock.

(7)    Includes 20,481 shares of restricted stock and 10,415 shares held in the BOK Thrift Plan.

(8)    Includes 38,903 shares indirectly owned by Doppler Investments, LP and 4,338 shares indirectly owned by the David F. Griffin Revocable Trust.

(9)    Includes 15,805 shares indirectly owned by Devonshire Holdings, LLC.

(10)    Includes 450 shares indirectly owned by Mr. Hawthorne’s wife’s partnership Tomahawk Springs, Ltd.

(11)    Includes 1,869 shares indirectly owned by JCAP, LLC.

(12)    Includes 3,000 shares owned by Mr. Kaiser's wife. 19,496,523 shares have been pledged as collateral.

(13)    Includes 32,853 shares of restricted stock and 8,682 shares held in the BOK Thrift Plan. Also includes 13,543 shares indirectly owned by Angel D. Kymes Revocable Trust. Mr. Kymes became President and Chief Executive Officer of the Company on January 1, 2022.

(14)    Includes 33,759 shares indirectly owned by the Stanley A. Lybarger Revocable Trust.

(15)    Includes 4,642 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(16)    Includes 36 shares held by 401(k) plan. Also includes 21,334 shares of restricted stock.

(17)    Includes 4,827 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(18)    Includes 1,050 shares indirectly owned by the San Pedro-Sund Joint Revocable Trust.

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PROPOSAL ONE - ELECTION OF DIRECTORS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the 22 nominees.

Nominees and Vote Required to Elect Nominees

A board of twenty-two (22) directors is to be elected at the annual meeting. The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty-two (22) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty-two (22) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the Company is set forth below based on information supplied by the nominees. All information is as of March 7, 2022. All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates banking divisions across eight states: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas ("BOT") and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri. BOK Financial Securities, Inc., a registered broker/dealer and registered investment adviser, is a wholly-owned subsidiary of BOK Financial Corporation. No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

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BOARD OF DIRECTORS NOMINEES

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Alan S. Armstrong	59	Chief Executive Officer, President, and a Director of The Williams Companies, Inc. (energy holding company) since January 2011. Mr. Armstrong's qualifications to sit on our Board of Directors include his energy sector and management expertise, civic leadership experience, knowledge of our region and his public company experience.	2013
C. Fred Ball, Jr.	77	Chief Operating Officer of Spyglass Trading, LP (family office for Mary Clare Finney). Retired as Senior Chairman of Bank of Texas in January 2015, and formerly its Chairman, Chief Executive Officer, and President. Before joining Bank of Texas in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement within the Texas market.	1999
Steven Bangert	65
Chairman of the Board of Directors and Chief Executive Officer of CoBiz Financial, Inc. from September 1994 to September 2018 when it was acquired by BOK Financial. Mr. Bangert currently serves as a director of FWB Financial Inc. and its subsidiary, First Women’s Bank of Chicago. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc., formerly the bank holding company for River Valley Bank-Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank-Texas, and from April 1988 to July 1994, he served as Vice Chairman of the Board and Chief Executive Officer of River Valley Savings Bank-Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. Mr. Bangert's qualifications to sit on our Board of Directors include his financial services industry experience, his merger and acquisition experience, his extensive board experience in the for-profit and not-for-profit world and his years of experience as a director of CoBiz Financial.
			2018
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Steven G. Bradshaw	62
Retired President and Chief Executive Officer of BOK Financial and BOKF. Mr. Bradshaw served as President and Chief Executive Officer of the Company from 2014 to 2021, after previously serving in a number of roles at the Company since joining in 1991. Most recently prior to being President and Chief Executive Officer of BOKF, Mr. Bradshaw served as Senior Executive Vice President of BOKF and was responsible for all aspects of consumer banking, corporate marketing, mortgage banking, investment securities, trust activities, treasury services, international banking, community development and Community Reinvestment Act responsibilities for all seven banking divisions within the Company. He also served as chairman of the Company’s broker-dealer subsidiary, BOK Financial Securities, Inc. Mr. Bradshaw’s qualifications to sit on our Board of Directors include his position and years of leadership at the Company, and extensive knowledge of all aspects of our business.
			2014
Chester E. Cadieux, III	55	Chairman and Chief Executive Officer of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005
John W. Coffey	59	Private Investor. Mr. Coffey retired from the position of Managing Director, Wellington Management Company, LLP (a private, investment management company), which he held from September 2007 until June 2017. Mr. Coffey's qualifications to sit on our Board of Directors include his extensive financial services expertise, understanding of business value, business risk and strategic decision-making and experience with finance, accounting, securities markets, corporate governance, mergers and acquisitions, risk assessment and government relations.	2018
Joseph W. Craft, III	71	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified natural resource company) since 1999 and Chairman since 2019. Mr. Craft served as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. from 2006-2018. Previously, he served as President of MAPCO Coal Inc. Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
David F. Griffin	56	Chairman and Chief Executive Officer of Griffin Capital, L.L.C. and President and Chief Executive Officer of Griffin Communications, L.L.C. (owns and operates CBS- and CW-affiliated television stations plus associated websites, billboards, and radio stations in Oklahoma). Mr. Griffin was formerly President and General Manager, KWTV-9 (Oklahoma City). Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003
V. Burns Hargis	76	President Emeritus of Oklahoma State University. Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOKF and Director of BOK Financial Securities, Inc. since 1993. Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma). Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.	1993
Douglas D. Hawthorne	74	Advisor and former founding Chief Executive Officer Emeritus, Texas Health Resources. Prior to helping create Texas Health Resources in 1997, Mr. Hawthorne was Chief Executive Officer of Presbyterian Healthcare System. Mr. Hawthorne’s qualifications to sit on our Board of Directors include his knowledge of the healthcare sector and of the Texas market.	2013
Kimberley D. Henry	57	Executive director of Sarkeys Foundation, a private, charitable foundation that provides grants and gifts to Oklahoma’s non-profit organizations. Ms. Henry is the former First Lady of Oklahoma. Ms. Henry’s qualifications to sit on our Board of Directors include her knowledge of our geographic market, her leadership skills, and her extensive civic involvement, including participation on numerous boards of non-profit organizations.	2015
E. Carey Joullian, IV	61	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
George B. Kaiser	79
Chairman of the Board and majority shareholder of BOK Financial and BOKF, NA; President, Chief Executive Officer, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our Company.
			1990
Stacy C. Kymes	51
President and CEO of BOK Financial Corporation. Mr. Kymes became the President and CEO on January 1, 2022 after previously serving as Chief Operating Officer in which he oversaw all the Company’s revenue-generating divisions. He also served as Executive Vice President over specialized banking areas, including energy, commercial real estate, healthcare, treasury services, commercial strategies, and TransFund. Mr. Kymes joined BOK Financial in 1996. He has held a number of positions in various areas of the Company, previously serving as chief auditor, corporate controller, treasurer, and chief credit officer. Mr. Kymes’ qualifications to sit on our Board of Directors include his position and years of leadership at the Company and extensive knowledge of all aspects of our business.
			2021
Stanley A. Lybarger	72	Vice Chairman of the Board. Former President and Chief Executive Officer of BOK Financial and BOKF. Mr. Lybarger was previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOKF with responsibility for corporate banking. He served as a director and chairman of the audit committee of Cypress Energy Partners GP, LLC. Mr. Lybarger’s qualifications to sit on our Board of Directors include his prior role as our Chief Executive Officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991
Steven J. Malcolm	73
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P. Mr. Malcolm was previously President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners. Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Steven E. Nell	60
Executive Vice President and Chief Financial Officer. Mr. Nell is responsible for all accounting and financial reporting, corporate tax, capital markets, mergers and acquisitions, and investor relations for the Company. Mr. Nell joined BOK Financial in 1992 as manager of management accounting. He was named controller of management accounting in 1996 and corporate controller in 1999. He became Chief Financial Officer in 2001. Before joining the Company in 1992, Mr. Nell was with Ernst & Young LLP for eight years auditing public and private companies. Mr. Nell’s qualifications to sit on our Board of Directors include his position and years of leadership at BOKF, and extensive knowledge of all aspects of our business.
			2018
E.C. Richards	72	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008
Claudia San Pedro	52
President of SONIC, part of the Inspire Brands, Inc. family of restaurants. Ms. San Pedro assumed her role at SONIC in January 2018. She joined SONIC in 2006 as vice president of investor relations and treasurer. Ms. San Pedro was promoted to executive vice president and chief financial officer in 2015, and was responsible for SONIC’s financial planning practices, as well as the brand’s relationship with lending institutions, shareholders, and the financial community. Prior to joining SONIC, she served as the director for the Oklahoma Office of State Finance, appointed by Governor Brad Henry in 2005. Ms. San Pedro's qualifications to sit on our Board of Directors include her knowledge in finance and accounting, public company executive management experience and knowledge of retail marketing across our geographic markets.
			2019
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Peggy I. Simmons	44
President and Chief Operating Officer of Public Service Company of Oklahoma (“PSO”) since 2018. Ms. Simmons has responsibility for all aspects of electric service for PSO's more than 562,000 customers, including distribution operations, safety, customer service, communications, external affairs and regulatory functions. Prior to her current role with PSO, Ms. Simmons served as managing director of transmission asset strategy for American Electric Power Ohio from 2016. Additionally, Ms. Simmons is on the Federal Reserve Bank of Kansas City Economic Advisory Council. Ms. Simmons' qualifications to sit on our Board of Directors include her knowledge and experience in company executive management, the energy industry and with businesses and consumers of our region as a leader of a public utility.
			2021
Michael C. Turpen	72	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served as Attorney General for the State of Oklahoma. He is serving his second nine-year term as a Regent for Oklahoma State Regents for Higher Education. Mr. Turpen's qualifications to sit on our Board of Directors include his legal expertise, his public services experience and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011
Rose M. Washington	57
Chief Executive Officer, Tulsa Economic Development Corporation ("TEDC"), an entity promoting small business growth in the Tulsa region, since 2001. Ms. Washington served on the Board of Directors of the Federal Reserve Bank of Kansas City beginning in 2013, after having served three years on the Oklahoma City Branch board of directors, and served as Chair of the Federal Reserve Bank of Kansas City Board of Directors from January 2017 until December 2019. She now serves as Chairwoman of the Tulsa Regional Chamber. Before joining TEDC, Ms. Washington served as assistant vice president and director of the University of Southern California’s Division of External Relations, special assistant to the dean and director of placement at Jackson State University School of Business, and was an officer at Trustmark National Bank in Jackson, Mississippi. Ms. Washington's qualifications to sit on our Board of Directors include her extensive understanding of economic policy, knowledge of banking regulations and regulatory processes and her involvement with business development in our region.
			2020

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PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITOR

RECOMMENDATION

✓
The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2022.

At least annually, the Audit Committee reviews the Company's independent public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst & Young LLP ("EY") has served as the Company’s independent auditor since the Company' inception on October 24, 1990. The Audit Committee has selected EY as our independent auditor for the fiscal year ending December 31, 2022.

When conducting its latest review of EY, the Audit Committee considered, among other factors:

•the professional qualifications of EY and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;
•EY's historical and recent performance on the Company's audits, including the extent and quality of EY's communications with the Audit Committee ;

•the appropriateness of EY's fees relative to both efficiency and audit quality;

•EY's independence policies and processes for maintaining EY's independence;

•EY's tenure as the Company's independent public accounting firm and its related depth of understanding of the Company's business, operations and systems and the Company's accounting policies and practices; and

•EY's capability, expertise and efficiency in handling the breadth and complexity of the Company's operations.

While we are not required to do so, the Company is submitting the selection of EY to serve as our independent auditor for the fiscal year ending December 31, 2022 for ratification, in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of EY are expected to participate in the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

BOK Financial Corporation | 16

PROPOSAL THREE - ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added section 14A to the Securities Exchange Act, shareholders may vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote. This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking you to vote for the above resolution approving the compensation of our named executive officers. This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation. Our “say on pay” vote is included in our Proxy Statement every year, and the vote on the frequency of the “say on pay” proposal is held every six years.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

BOK Financial Corporation | 17

CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a retainer of 75 shares per quarter, in accordance with the BOK Financial Directors' Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each eligible director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF. All non-officer directors are also paid $1,250 in cash for each Board of Directors meeting attended, $750 in cash for each committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously), and $2,750 in cash for each committee meeting chaired. Committee members may also receive $500 for each quarterly earnings release meeting or other meetings to assist management. Non-Oklahoma resident directors receive an additional $500 for attendance in person per meeting day. Non-officer Company directors were paid the following in 2021:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Alan S. Armstrong	13,000	25,387	38,387
C. Fred Ball, Jr.	11,000	25,387	36,387
Steven Bangert	12,000	25,387	37,387
Peter C. Boylan, III (3)	7,000	18,601	25,601
Chester Cadieux, III	6,250	25,387	31,637
John W. Coffey	19,500	25,387	44,887
Joseph W. Craft	15,250	25,387	40,637
Jack E. Finley (4)	8,000	11,972	19,972
David F. Griffin	25,250	25,387	50,637
V. Burns Hargis	11,000	25,387	36,387
Douglas D. Hawthorne	13,000	25,387	38,387
Kimberley D. Henry	8,000	25,387	33,387
E. Carey Joullian, IV	37,500	25,387	62,887
Stanley A. Lybarger	29,000	25,387	54,387
Steven J. Malcolm	10,250	25,387	35,637
E.C. Richards	12,500	25,387	37,887
Claudia San Pedro	8,500	25,387	33,887
Peggy I. Simmons (5)	5,250	6,786	12,036
Michael C. Turpen	11,000	25,387	36,387
R. A. Walker (6)	—	5,184	5,184
Rose M. Washington	11,250	25,387	36,637
(1)    George B. Kaiser, a non-officer director, is not listed as he does not receive payment for serving as a director.
(2)    The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2020 at the following prices: first quarter, $90.50; second quarter, $88.40; third quarter, $90.48; and fourth quarter, $105.06. The Stock Awards column reflects actual payments made to the directors in 2021 for service in the fourth quarter of 2020 and the first three quarters of 2021. The total BOK Financial common stock owned by each director and nominee as of March 7, 2022 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.
(3)    Mr. Boylan resigned from the BOK Financial and BOKF Boards on June 29, 2021.
(4)    Mr. Finley passed away on June 12, 2021.
(5) Ms. Simmons was appointed to the Board of Directors in August of 2021 and only served a partial year in 2021.
(6)    Mr. Walker resigned from the BOK Financial and BOKF Boards on February 2, 2021.
BOK Financial Corporation | 18

Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2021. All directors of BOK Financial who were members of the Board of Directors for the entire 2021 year, except for Mr. Cadieux who was absent on occasion due to business conflicts, attended at least 75% of all meetings of the Board of Directors and committees on which they served.1 Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend. Nineteen of the twenty-two members of the Board of Directors attended the 2021 Annual Meeting of Shareholders. The Board of Directors intends to meet at least four times in 2022.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings. The Board has adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics: (a) impeccable integrity, (b) strong sense of professionalism, and (c) capability of serving the interests of shareholders, along with several of the following characteristics: (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board, the director qualifications policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise. The Company's Diversity and Inclusion Policy states that the Company is committed to promoting an environment that is inclusive of the diverse values, opinions, experiences, cultures and needs of its employees, clients, suppliers, and communities.

The Board of Directors will consider director candidates recommended by shareholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with shareholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Board of Directors encourages shareholder director candidate recommendations.

Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth on page 24 under “Communication with the Board of Directors”.
1 Ms. Simmons was appointed to the Board of Directors in August of 2021 and only attended two meetings of the Board of Directors in 2021.
BOK Financial Corporation | 19

Director Independence

The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 55.77% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company maintains a substantial majority of independent directors and nominates new board members through board consensus.

The Audit Committee is comprised solely of independent board members. Further discussion regarding determination of independence may be found in the section entitled “Audit Committee”. The Board does not have a nominating committee, but all directors participate in nomination of directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: Joseph W. Craft III (Chairman), Chester E. Cadieux, III, David F. Griffin, George B. Kaiser, Steven J. Malcolm, E.C. Richards and Claudia San Pedro. No voting member of the Compensation Committee is an officer of the Company or has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of strategic risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Committee manages enterprise-wide risk management programs including capital planning, liquidity, interest rate, and operations risk (including cybersecurity and data privacy) as well as compliance with legal and regulatory requirements. The Audit Committee manages risks associated with accounting and financial reporting and internal controls and maintains oversight of Environmental, Social and Governance reporting. The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company. Throughout the COVID-19 pandemic, the Board of Directors has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company's return-to-work procedures, business strategy, business continuity, and the impact on the Company's financial planning.

BOK Financial Corporation | 20

Committees of the Board of Directors

The Risk Committee, Audit Committee, Compensation Committee, Credit Committee and their respective areas of responsibility are described below. Each of the committees regularly report to the full Board of Directors on matters relating to the specific areas of risk that each committee oversees.

Risk Committee

The Risk Committee assists the Board in its oversight of the Company’s risk management strategies, policies, and practices that identify, assess, monitor and manage the Company’s risks. The Risk Committee held four meetings in fiscal year 2021.

Members	Responsibilities include oversight of
Coffey (Chairman) Cadieux Henry Malcolm Washington

• Enterprise-wide risk management

• Capital planning and adequacy, including stress testing

• Market risk, including rate, price, and liquidity

• Corporate-wide policy management framework

• Risk transfer program

• Mergers and acquisitions

• Alternative investments

• Operating risks, including cybersecurity, information technology and COVID-19 retail operations and return-to-work procedures

• Counterparty risk

• Third party risk

• Compliance with laws and regulations, including data privacy

• Reports of examinations from regulators

BOK Financial Corporation | 21

Audit Committee

All of the Audit Committee members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy”. The Report of the Audit Committee is on page 25 of this Proxy Statement. The Audit Committee held thirteen meetings in fiscal year 2021. The Audit Committee has a charter, which is available on the Company’s website at www.bokf.com.

Members	Responsibilities include oversight of
Joullian (Chairman)(1) Coffey Hawthorne Lybarger Simmons

• Accounting and financial reporting policies of the Company

• Internal controls over financial reporting

• Selection and reporting of the Company’s independent auditors, including the selection of the lead audit partner

• Audits of the financial statements of the Company

• Related party reporting (other than related party credit transactions overseen by the Credit Committee)

• Reports of internal audits

• Whistleblower complaints

• Allowance for loan losses and accrual for
     off-balance sheet credit losses

• Mortgage servicing rights valuation

• Environment, Social and Governance reporting

(1)    The Board of Directors designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K.

BOK Financial Corporation | 22

Compensation Committee

The Compensation Committee administers a performance-based compensation plan for the Chief Executive Officer, direct reports of the Chief Executive Officer and other designated senior executives. The Compensation Committee has a charter, which is available on the Company’s website at www.bokf.com.

The Compensation Committee does not delegate its authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 43 and 32 respectively. The Compensation Committee held three meetings in fiscal year 2021.

Members	Responsibilities include approval or review of
Craft (Chairman) Cadieux Griffin Kaiser Malcolm Richards San Pedro

• Compensation of the Chief Executive Officer

• Compensation of direct reports to the Chief Executive Officer

• Compensation of other officers participating in the Company’s Executive Incentive Plan

• Compensation incentives, and to determine such incentives do not create an unacceptable level of risk

Credit Committee

The Credit Committee oversees the credit and lending strategies and objectives of BOKF, including overseeing credit risk management and the quality and performance of BOKF's credit portfolio. The Credit Committee met eight times during fiscal year 2021.

Members	Responsibilities include oversight of
Griffin (Chairman) Armstrong Ball Bangert Bradshaw Craft Hargis Kaiser Lybarger Richards Turpen Washington

• Quality of the Company’s credit portfolio and trends affecting the credit portfolio (and reporting to the Board regarding such quality and trends)

• Extension of credit exceeding amounts as determined from time to time by the Board

• Effectiveness and administration of credit-related policies and related party credit transactions

BOK Financial Corporation | 23

Executive Session Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where directors meet separately from management. The directors plan to meet in executive session after all regularly scheduled Board of Directors meetings. The directors held four executive sessions during fiscal year 2021. The presiding director at the executive sessions is Mr. Kaiser. Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under “Communication with the Board of Directors.”

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Chief Financial Officer of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” Such letters should identify the author as a shareholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Chief Financial Officer and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director(s) identified in the communication.

BOK Financial Corporation | 24

Report of the Audit Committee

In 2021, the Audit Committee (the “Committee”) oversaw the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed the Ernst & Young LLP opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles with Ernst & Young LLP, the Company's independent registered public accounting firm. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP (a) the firm’s independence from the Company, including matters in the firm’s independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm’s independence and (b) critical audit matters.

The Committee also reviewed and discussed with management and Ernst & Young LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the firm’s audit of internal control over financial reporting. The Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, and the Audit Committee is governed by a charter which is available for review at www.bokf.com. Each of the members of the Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has "at least one audit committee financial expert” serving on the Audit Committee. E. Carey Joullian IV is the “audit committee financial expert”, and Mr. Joullian IV is independent.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

AUDIT COMMITTEE
E. Carey Joullian IV, Audit Committee Chairman        Stanley A. Lybarger
John W. Coffey                        Peggy I. Simmons
Douglas D. Hawthorne

BOK Financial Corporation | 25

Principal Accountant Fees and Services

The Board and the Audit Committee have selected Ernst & Young LLP (“EY”), subject to shareholder approval, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. EY has acted as the Company’s independent registered public accounting firm since October 24, 1990.

Audit Fees. Fees paid to EY for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2021 and 2020 and various subsidiary audits were $2,539,500 and $2,259,555 respectively.

Audit-Related Fees. Fees paid to EY for SOC 1 reports and other audit-related functions were $462,080 and $436,795 respectively, for the years ended December 31, 2021 and 2020.

Tax Fees. Fees paid to EY associated with tax consultation and planning were $19,369 and $18,295 respectively, for the years ended December 31, 2021 and 2020.

All Other Fees. Fees paid to EY for other services, including trust tax return preparation that is reimbursed by our clients, were $986,447 and $1,475,279 respectively, for the years ended December 31, 2021 and 2020.

The Audit Committee has a policy on auditor independence requiring the approval by the Committee of all professional services rendered by the Company's independent auditor prior to the commencement of the specified services. 100% of the services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with the Company’s policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Kymes, the President and Chief Executive Officer, brings Company-specific experience and expertise to the role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial Corporation, giving him additional incentive to ensure the success of the Company. Keeping the positions of Chief Executive Officer and Chairman separate allows the Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate Chief Executive Officer and Chairman positions and having an outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management. In the event the Chairman is unable to serve, the director serving as Vice Chairman would assume the role of Chairman. The Vice Chairman is also a person separate from the Chief Executive Officer.

BOK Financial Corporation | 26

Board Diversity Matrix

We recognize the value that diverse directors, coming from many different backgrounds, brings to our Board and our business. Below is a table summarizing the gender and demographic backgrounds of our Board members.

Board Diversity Matrix (as of March 7, 2022)
Total Number of Directors:	22
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	15	—	3
Part II: Demographic Background
African American or Black	2	—	—
Alaskan Native or Native American	—	—	—
Asian	—	—	—
Hispanic or Latinx	1	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	2	15	—
Two or More Races or Ethnicities	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	3

BOK Financial Corporation | 27

Executive Officers

Certain information concerning the executive officers of the Company and its subsidiaries is set forth below:

Norman P. Bagwell
Executive Vice President - Texas Markets

Norman P. Bagwell, age 59, is Executive Vice President of BOK Financial and Chief Executive Officer of Bank of Texas, with responsibility for Texas and Arkansas markets as well as Commercial Banking, Commercial Finance and Leasing. Mr. Bagwell has almost three decades of banking experience in Texas. Prior to joining Bank of Texas in 2008, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

James A. Dietz
Executive Vice President and Chief Credit Officer

James A. Dietz, age 62, is Executive Vice President and Chief Credit Officer. He is responsible for all aspects of Credit Administration, including credit approval, policy administration, loan portfolio reporting, loan and appraisal review and loan work outs. Mr. Dietz joined the Company in 1987 and has held a number of positions within Credit Administration. Prior to his current position’s appointment in January 2022, Mr. Dietz served as Executive Vice President and Executive Director of Credit Risk.

Joseph A. Gottron, II
Executive Vice President and Chief Information Officer

Joseph A. Gottron, II, age 58, is Executive Vice President and Chief Information Officer of BOK Financial. Mr. Gottron was named Chief Information Officer in September 2017. In his role, Mr. Gottron leads the Operations and Technology division, which enables and supports almost every facet of the Company. Prior to joining in November 2016 as Chief Technology Officer, Mr. Gottron served as Chief Administrative Officer of Heartland Bank in Gahanna, Ohio. Prior leadership roles included eight years at Cardinal Health, where he held the position of Chief Information Officer of the Pharmaceutical Segment and six years at Huntington Bancshares, where he led the technology team as the Chief Information Officer. He started his career at IBM holding a variety of roles over the course of 16 years.

Scott B. Grauer
Executive Vice President - Wealth Management
Chief Executive Officer of BOK Financial Securities, Inc.

Scott B. Grauer, age 57, is Executive Vice President, Wealth Management and Chief Executive Officer and Chairman of the Company’s broker-dealer subsidiary, BOK Financial Securities, Inc. In his current role, Mr. Grauer is responsible for the Company’s wealth management business lines in all markets, including Institutional Wealth, The Private Bank, and International Banking. He also serves as chairman of the Company’s registered investment advisers, Cavanal Hill Investment Management and BOK Financial Private Wealth, Inc. Mr. Grauer joined the Company in 1991 as part of the company’s acquisition of an independent retail brokerage operation and was named manager of BOK Financial Securities, Inc. retail in 1996. In late 1999, he was named president and Chief Executive Officer of the firm and assumed responsibilities for retail, institutional and investment banking activities when BOK Financial first combined these units under one organization.

BOK Financial Corporation | 28

Martin E. Grunst
Executive Vice President and Chief Risk Officer

Martin E. Grunst, age 55, is Executive Vice President and Chief Risk Officer. As Chief Risk Officer, Mr. Grunst is responsible for enterprise-wide risk management, information security, and ensuring the company’s compliance with government regulations. Mr. Grunst served as treasurer from 2009-2016. Before joining the Company as treasurer in 2009, he served as treasurer for Citizens Bank and Citizens Republic Bancorp in Michigan for six years, where he had the additional responsibility of managing corporate finance. Previously, Mr. Grunst was with Bank One (now JPMorgan Chase) in Columbus, Ohio, where he worked in treasury, corporate finance, and line of business finance roles, including asset liability manager and finance manager for Banc One Ohio Corporation, manager of acquisition planning for the credit card line of business, finance manager for commercial real estate lending, asset liability manager for the retail line of business, and finance manager for consumer lending.

Rebecca D. Keesling
Executive Vice President and Chief Auditor

Rebecca D. Keesling, age 49, is Executive Vice President and Chief Auditor. As Chief Auditor, Ms. Keesling is responsible for ensuring the Company’s internal controls are designed properly and operating effectively and performing independent assessments of the Company’s compliance with various laws and regulations. Previously, Ms. Keesling was Senior Vice President and Manager of Loan Portfolio Reporting, where she managed a team responsible for financial reporting as it pertained to the loan portfolio and allowance for credit losses. Ms. Keesling joined the Company in 2004 as Vice President and Corporate Audit Manager. Prior to joining BOK Financial, Ms. Keesling spent 10 years in the public accounting industry primarily with Ernst & Young LLP auditing private and publicly owned companies.

Stacy C. Kymes
President and Chief Executive Officer

Stacy C. Kymes, age 51, is President and CEO of BOK Financial Corporation. He leads a team that oversees a diverse portfolio of services for commercial, consumer, and wealth management clients across the country through banking centers in eight states in the Midwest and Southwest. The company’s national lines of business include energy financial services; healthcare banking, trading and brokerage; mortgage origination and servicing; and TransFund, a top 10 electronic funds transfer network. Prior to being named CEO in January 2022, Mr. Kymes was Chief Operating Officer and oversaw all the company’s revenue-generating divisions. He also served as executive vice president over specialized banking areas, including energy, commercial real estate, healthcare, treasury services, commercial strategies, and TransFund. Mr. Kymes joined BOK Financial in 1996. He has held a number of positions in various areas of the company, previously serving as chief auditor, corporate controller, treasurer, and chief credit officer.

Derek S. Martin
Executive Vice President - Consumer Banking Services

Derek S. Martin, age 51, is Executive Vice President - Consumer Banking. Mr. Martin oversees all consumer, small business and mortgage banking functions operating under seven brands across eight states. He is also responsible for the Corporate Marketing division. He joined the Company in 1994 and has held a variety of roles across the consumer bank. Prior to his current position, he was the head of Strategic Services, which was responsible for strategy, digital banking and origination, business intelligence and analytics, operations, contact center, small business, credit delivery and various product lines.

BOK Financial Corporation | 29

Marc C. Maun
Executive Vice President - Regional Banking

Marc C. Maun, age 63, is Executive Vice President - Regional Banking with responsibility for Arizona, Colorado, Kansas, Missouri, New Mexico and Oklahoma markets as well as the Treasury Services Division. He previously served for six years as the Chief Credit Officer of the Company. Since joining BOK Financial in 1985, Mr. Maun has overseen significant business divisions such as Treasury, International Banking, Mergers and Acquisitions, Corporate Banking and Correspondent Banking. Mr. Maun served as the Market CEO for the Kansas City market beginning in 2006 before moving to the Oklahoma City market in 2013 in a similar role.

John C. Morrow
Senior Vice President and Chief Accounting Officer

John C. Morrow, age 66, is Senior Vice President and Chief Accounting Officer. Mr. Morrow is responsible for the Company’s financial reporting and accounting policies, internal controls over financial reporting, corporate tax, and accounting operations. He joined the Company as financial reporting manager in 1993 and became chief accounting officer in 2009. He was previously with Ernst & Young LLP for 10 years, primarily serving public and privately owned financial institutions.

Steven E. Nell
Executive Vice President and Chief Financial Officer

Steven E. Nell, age 60, is Executive Vice President and Chief Financial Officer. Mr. Nell is responsible for all accounting and financial reporting, corporate tax, capital markets, mergers and acquisitions, and investor relations for the Company. Mr. Nell joined BOK Financial in 1992 as manager of management accounting. He was named controller of management accounting in 1996 and corporate controller in 1999. He became Chief Financial Officer in 2001. Before joining the Company in 1992, Mr. Nell was with Ernst & Young LLP for eight years auditing public and private companies.

Brad A. Vincent
Executive Vice President - Specialized Industries Banking

Brad A. Vincent, age 61, is Executive Vice President and Executive Director of Specialized Industries. Specialized Industries include Energy Financial Services, Commercial Real Estate, TransFund, Commercial Strategies, Merchant Banking, and Healthcare Banking. Most recently, Mr. Vincent served as the Executive Director of Healthcare Banking for BOK Financial. Mr. Vincent joined BOK in 1997 and has held various positions in commercial lending.

Kelley E. Weil
Executive Vice President and Chief Human Resources Officer

Kelley E. Weil, age 45, is Executive Vice President and Chief Human Resource Officer. She is responsible for the design and delivery of the Company's human capital strategy, which focuses on strengthening the employee experience. Ms. Weil joined the Company in 2015 as the director of human resource operations and employee relations. Most recently, Ms. Weil worked for Williams Companies, Inc., where she served as director of human resources operations, employee relations and senior human resource business partner. Prior to relocating to Tulsa, her roles included senior vice president of human resources for PlainsCapital Bank, now a part of Hilltop Holdings, and director of employee benefits and talent acquisition for a 1,200-bed hospital, Covenant Health System.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect at December 31, 2021. The 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan are included in the table. The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (1)
Equity compensation plans approved by security holders:
(a) Stock options	623	$58.76	2,028,376(2)
(b) Non-vested restricted stock	489,554	Not applicable	"
(c) Non-vested restricted stock units	87,239	Not applicable	"
Sub-total	577,416		2,028,376(2)
Equity compensation plans not approved by security holders	None	None	None
Total	577,416		2,028,376(2)

(1)    Includes 368,094 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan. Securities may be issued as stock options, restricted stock or restricted stock units under the 2009 Omnibus Incentive Plan.

(2)    2,028,376 is the total number of securities available for issuance of stock options, non-vested restricted stock and non-vested restricted stock units combined.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value. Various components of the program work together to:

▪Reward sustained above peer banks' performance
▪Encourage both individual performance and teamwork
▪Link compensation to operational and strategic results
▪Align executive interests with shareholder interests
▪Discourage inappropriate risk taking
▪Keep BOK Financial compensation competitive with peer banks
▪Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪Salary
▪Executive Incentive Compensation (annual and long-term)
▪401(k) Plan

The Compensation Committee (the "Committee") has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”). The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

Throughout this proxy statement, the Company's CEO, Chief Financial Officer (the "CFO"), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year are referred to as the “named executives” or the “named executive officers”.
2021 Executive Compensation Summary

During 2021, the Executive Compensation Committee planned for the retirement of CEO Steve Bradshaw, who had assumed the CEO position in 2014 after having served in numerous roles since joining BOK Financial in 1991. Stacy Kymes, who was serving as Executive Vice President – Corporate Banking, was promoted to Chief Operating Officer, a new position for the organization, at the beginning of 2021. Upon the announcement of Mr. Bradshaw’s retirement, Mr. Kymes was appointed to the CEO position effective January 1, 2022. With Mr. Kymes’ promotion to CEO, other executive leadership roles in corporate and regional banking were transitioned. The Executive Committee focused on approving consistent yet competitive compensation for all executives assuming new positions, including Mr. Kymes.

No material changes were made to the methodologies, criteria and formulas previously established to compensate executive management as they remained viable and effective. However, responding to the effects of the pandemic in 2020, the Committee did determine that 100% of the strategic objectives for all named executives had been achieved in 2020 due to executive management’s successful handling of operational and employee matters during the pandemic, and such objectives differing from the original strategic objectives outlined for each executive at the beginning of 2020. Strategic objective attainment accounts for 20% of executive payout for annual incentive bonus as more fully describe on page 38. While the Committee foresees
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no material changes to methodologies, criteria and formulas established to compensate executive management, the Committee will continue to evaluate executive compensation outcomes to ensure outcomes remain consistent with the Committee's objectives for the executive compensation program.

The Committee received reports that BOK Financial was continuing to enhance benefits to support the broader employee population during the pandemic and be responsive to competitive labor pressures. BOK Financial raised the organization’s minimum wage for several job families, enhanced health care benefits including additional contributions to Health Savings Accounts for employees making less than a certain annual wage, and provided opportunities to access a variety of flexible and convenient health and wellness programs, including telehealth offerings for all employees.

The Company continued its focus on diversity and inclusion in 2021. The Company has a Diversity & Inclusion Council led by the CEO and includes other members of the executive leadership team. The Company joined the "CEO Action for Diversity and Inclusion" pledge. This pledge outlines the Company's commitment to cultivating a trusting environment where all ideas are welcomed, and employees feel comfortable and empowered to have discussions about diversity and inclusion. For more discussion on diversity and inclusion and human capital measurements and programs see page 3 of the Company's Annual Report on Form 10-K.

In 2021, the Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the May 4, 2021 annual meeting. At the 2021 Annual Meeting, there was significant support by shareholders for the compensation program offered to the Company’s named executive officers. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. The Company’s executive compensation program continued to focus on pay for performance, aligning executives' interests with those of the Company’s shareholders, achieving a balance between annual and long-term incentives and monitoring incentive plans, and the creation of incentives, so as not to create an excessive amount of risk.
Promoting Long-Term Growth and Discouraging Excessive Risk Taking
Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”). In response, Company management formed a review committee consisting of senior and executive leaders from human resources, audit, risk management, accounting, finance, legal, compliance and the various business lines (the “Incentive Risk Review Committee”). The Incentive Risk Review Committee undertook review of all the compensation plans of the Company in accordance with the Compensation Guidance. The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight. The Incentive Risk Review Committee reported to the Committee that the Company plans had a satisfactory balance of risk and reward and that controls, risk management and corporate governance were adequate. The Incentive Risk Review Committee reviews all new plans and any material changes to existing plans in accordance with the Compensation Guidance to continually assess the balance of risk and reward in the Company’s compensation plans. The Incentive Risk Review Committee reports the results of this review to the Committee on an annual basis.

Significant Equity Ownership

The stock ownership guidelines for executive management were reviewed and revised by the Committee in December 2014 from a fixed-share guideline to a multiple of base salary guideline. The purpose of the ownership guidelines is to encourage executive investment in the enterprise and to align the interest of executive management with those of long-term Company shareholders. Under the revised guidelines, each named executive is encouraged to retain ownership of shares equaling the following amount of his base salary:
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Executive Name	Multiple of Base Salary
Steven G. Bradshaw	6 X base salary
Steven E. Nell	5 X base salary
Stacy C. Kymes	4 X base salary
Scott B. Grauer	4 X base salary
Norman P. Bagwell	4 X base salary

Stacy C. Kymes, as our new CEO as of January 1, 2022, will be encouraged to retain ownership of Company shares equal to at least six times his base salary.

All five named executives currently meet the annual guidelines. The Executive Stock Ownership Guidelines calculate stock ownership using a first quarter, 90-day average. The 90-day average per share price for the first quarter of 2021 was $84.79. The Committee reviews compliance with the Executive Stock Ownership Guidelines annually. Unvested service shares, performance shares, and stock options do not count towards ownership. For a further accounting of Company named executive equity ownership see the beneficial ownership table on page 7. Base salary may be found in the Summary Compensation Table on page 44.

Shareholder and President and Chief Executive Officer Emphasis on Long-Term Success

George B. Kaiser, the largest shareholder of the Company and Chairman of the Company's Board, and Stacy C. Kymes, our President and CEO as of January 1, 2022, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success. Our immediately prior President and CEO, Steven G. Bradshaw, who retired at the end of 2021, also concurred in the emphasis on a long-term approach to management.

Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, our Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. Our Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.
Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance
By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. All the named executives receive a percentage of their annual incentive compensation based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks’ EPS Growth. In 2021, Bradshaw was eligible to receive 80% of his annual incentive based on EPS Growth, Nell - 60%, Bagwell - 40%, Kymes - 40% and Grauer - 40%, as more fully described under “Annual Incentive Bonus” on page 37. A portion of long-term target compensation, as more fully described under “Long Term Incentive Compensation” on page 39, is based on comparison to the peer bank median and is paid in restricted stock and restricted stock units (hypothetical Company common stock units), a majority of which, by the terms of the Plan, are performance based. In 2021, Bradshaw's LTI was 100% performance-based, while the other NEOs LTI was 70% performance based and 30% service-based. The Committee’s goal has always been to provide competitive remuneration to executives to enable the Company to hire and retain top talent. The Committee has reviewed previous years’ earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid to persons in similar positions at the peer banks.

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Factors Used for Establishing Executive Compensation
The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in "Components of Compensation" below:

Earnings Per Share Growth Compared to Peers

•EPS Growth is a component of the annual and long term incentive under the Executive Incentive Plan.
•The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company’s stock price and, thus, shareholder value.

Business Performance

•"Business Performance" is determined by comparing the two-year average actual financial contribution of a business unit of the Company to its planned performance. Business Performance targets are established using standard Company methodologies and approved annually by the Committee.
•Linking compensation to Business Performance motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Strategic Objectives

•At the beginning of each year, the President and CEO meets with each of the named executives and other executives of the Company to establish individual strategic objectives ("Strategic Objectives").
•Strategic Objectives focus the executive team on expanding organizational capabilities, optimizing business models, and managing risk.
•Progress is discussed with each named executive and the other executives periodically throughout the year.

Peer Group Compensation Data

•The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.
•The Committee uses this information to assist in setting base salary and to establish annual and long-term compensation targets in accordance with the Plan.
•The Committee annually updates the peer group of bank holding companies in accordance with the following guidelines that were updated in 2021:
•The peer banks will include only publicly-traded, SEC registered, United States bank holding companies (BHCs) with assets ranging from $16.5 billion smaller to $16.5 billion larger than BOKF, per the most recently filed quarterly earnings report, Quarterly Report on Form 10-Q or Annual Report on Form 10-K.
•The peer group size will not be less than 14 nor greater than 24 banks. If asset range causes a group of less than 14 peer banks, the next BHC, greater or smaller in asset size, will be included in the peer bank group.
•The Committee uses the peer bank group for determining comparable executive compensation and relative EPS Growth.

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The Committee determined the "Peers" for the period ending December 31, 2021:

Financial Institution
Associated Banc-Corp	Prosperity Bancshares, Inc.
BankUnited, Inc.	Sterling Bancorp
CIT Group Inc.(1)	Synovus Financial Corp
Commerce Bancshares, Inc.	TCF Financial Corporation(1)
Cullen/Frost Bankers, Inc.	Texas Capital Bancshares, Inc.
East West Bancorp, Inc.	UMB Financial Corporation
F.N.B. Corporation	Umpqua Holdings Corporation
First Citizens Bancshares, Inc.	Valley National Bancorp
Hancock Whitney Corporation	Webster Financial Corporation
People's United Financial, Inc.	Western Alliance Bancorporation
Pinnacle Financial Partners, Inc.	Wintrust Financial Corporation
(1)     CIT Group Inc. and TCF Financial Corporation data were used to establish 2021 compensation, but were not included in the calculation of EPS performance due to their acquisitions by other organizations during 2021 and early 2022.

Peer groups used to establish trailing average earnings per share growth is found in our previous proxy statement filings.

Components of Executive Compensation
Comparable Executive Position

For purposes of determining salary and setting targets for both annual and long-term incentive, each named executive’s position is compared to the Peers' executive positions, based upon information reported in shareholder proxy statements or third party compensation survey data (for 2021, we utilized peer data from the McLagan survey of top executives), as follows (each a “Comparable Executive Position”): the Company’s CEO is compared against the chief executive officers of the Peers; the CFO is compared against the chief financial officers of the Peers; and the named executive officers, other than the CEO and CFO (i.e., Bagwell, Grauer, and Kymes), are compared against the highest paid positions of our Peers, excluding the chief executive officer and the chief financial officer.

Salary

In determining base salary of named executives, the Committee is directed by the Plan to compare the median base salary of each named executive to that of the Comparable Executive Position from shareholder proxy statements of the Peers. Adjustments to base salary of a named executive may occur based upon a named executive’s experience, scope and scale of position, performance history and effectiveness in building organizational capabilities. For 2021, the BOK Financial base salary for each of the named executives compared to the median of his Peer was as follows:
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Executive Name	BOKF Base Pay Compared to Peer Median for Comparable Executive Position
Steven G. Bradshaw	106%
Steven E. Nell	108%
Stacy C. Kymes[1]	115%
Scott B. Grauer	97%
Norman P. Bagwell	99%

(1)    This calculation uses Mr. Kymes' base pay upon his promotion to Chief Operating Officer, which became effective March 1, 2021.

Executive Incentive Compensation

The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which may be paid through the award of stock options, service-based or performance-based restricted stock or restricted stock units (hypothetical Company common stock units), or a combination of the foregoing as determined by the Committee. For 2021, the Committee elected to award long-term incentive in the form of restricted shares and restricted stock units. No annual cash incentive for any one named executive in any year may exceed $2,000,000. No more than 60,000 shares may be issued to a single named executive in any one year. Share-based compensation is awarded based on the closing stock price on the second Friday in January, and is granted on the date on which the Committee approves long-term incentive targets, typically at the February Committee meeting.

Annual Incentive Bonus

The “Annual Incentive Bonus” is determined as follows:

(i)The target Annual Incentive Bonus for each named executive is determined annually by the Committee and is a percentage of base salary. The Committee reviews the median Annual Incentive Bonus for named executives’ Comparable Executive Position and adjusts the target Annual Incentive Bonus based upon factors determined by the Committee such as years in the position, responsibilities and performance (the “Annual Incentive Target”). A named executive is eligible to receive 200% of his Annual Incentive Target if the Company’s earnings per share for the performance period equals or exceeds $1.00 per share. The Committee may decrease the payout of the Annual Incentive Bonus based upon Earnings per Share Performance (described below) and Business Performance (described below) or such other factors as determined by the Committee.

(ii)“Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two-year average earnings per share growth (“Average Growth”) for each Peer and for the Company and (b) ranking the Company’s Average Growth compared to the Peer's Average Growth, starting with the highest Average Growth and ending with the lowest Average Growth. A named executive shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above, as illustrated in the following matrix:
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(iii)A named executive shall earn that portion of his Annual Incentive Bonus based upon Business Performance (the “Business Performance Bonus”) using a linear interpolation pursuant to which 0% of the Business Performance Bonus shall be earned if Business Performance is below 80%, 33% of the Business Performance Bonus shall be earned if 80% of Business Performance is achieved, 100% of the Business Performance Bonus shall be earned if 100% of Business Performance is achieved, and 200% of the Business Performance Bonus shall be earned if 120% or more of Business Performance is achieved as illustrated in the following matrix:
(iv)Each named executive is eligible to receive 20% of his Annual Incentive Bonus based on the Strategic Objective goal achievement. The Strategic Objectives are established by the Chief Executive Officer and were reviewed and approved by the Committee on February 23, 2021 for service performed in 2021. Strategic Objectives recognize the importance of focus by each named executive on expanding organizational capabilities, optimizing business models, and managing risk.

(v)For 2021, the Annual Incentive Targets and payouts for the named executives are as follows:
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Annual Incentive Bonus Factors
Executive Name	Target Award % of Base	BOKF EPS Growth(1)		Business Performance(2)		Strategic Objectives		Final Payouts (4)
		Weight	Payout (%) (1)	Weight	Payout (%)	Weight	Achieved (%)(3)	($)	% of Base
Steven G. Bradshaw	100%	80%	109%	—%	—%	20%	110%	$1,154,764	109%
Steven E. Nell	75%	60%	109%	20%	167%	20%	100%	$489,431	89%
Stacy C. Kymes[5]	90%	40%	109%	40%	152%	20%	100%	$698,618	112%
Scott B. Grauer	75%	40%	109%	40%	200%	20%	110%	$578,230	109%
Norman P. Bagwell	90%	40%	109%	40%	157%	20%	100%	$550,674	114%
(1)    For 2021, BOKF Earnings per Share performance percentile rank was 52.60% based on the 2020 peer group, resulting in a 108.67% payout.
(2)    Nell's Business Performance is based on overall Company performance; Kymes' Business Performance is based on the Specialty Banking business unit performance; Grauer's Business Performance is based on the Wealth Management business unit performance; and Bagwell's Business Performance is based on the Regional Banking unit performance. Targets are established annually by standard Company methodologies.
(3)    At the February 22, 2022 Compensation Committee meeting, Kymes, as current CEO, presented his detailed assessments of the executives' performance against the strategic objectives established by the Committee, and the Committee approved those achievement percentages. Bradshaw assisted Kymes with the assessments presented to the Committee. Bradshaw and Kymes' achievement percentages were determined by the Committee on that date.
(4)    Final payouts were approved by the Committee on February 22, 2022.
(5)    Mr. Kymes Annual Incentive Payout and the resulting percent of base were calculated using his Chief Operating Officer salary, which became effective March 1, 2021.
Long Term Incentive Compensation

“Long Term Incentive Compensation” is determined as follows:

(i)    The Long Term Incentive Compensation target amount for each Comparable Executive Position at each Peer is calculated based upon such Peer's latest proxy statements (the “Peer Long Term Incentive Compensation Amount”).

(ii)    The Long Term Incentive Compensation awarded to each named executive is based upon the median of all the Peer Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position, adjusted by the Committee using such factors as years in the position, responsibilities, and performance. The amounts paid to the Executives as restricted stock awards may be found in column (e) of the Summary Compensation Table on page 44.

(iii)    For 2021, the named executives were awarded the following percentage of Long Term Incentive Compensation:

Executive Name	2021 LTI Target (as a % of base)	Performance-Based (as a % of target)	Service-Based (as a % of target)
Steven G. Bradshaw	210%	100%	-
Steven E. Nell	115%	70%	30%
Stacy C. Kymes[1]	115%	70%	30%
Scott B. Grauer	110%	70%	30%
Norman P. Bagwell	105%	70%	30%
(1)    Due to the timing of the award, Mr. Kymes' LTI award was 115% of his base salary prior to his promotion to Chief Operating Officer.

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Long Term Incentive Compensation is paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance-based restricted stock, as determined by the Committee annually prior to March 15 of the applicable year. Service-based and performance-based restricted stock and restricted stock units (hypothetical Company common stock units) are issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”). Performance-based restricted stock and units vest once earned as described in paragraph (ii) below and generally may not be transferred by the named executive until two years after vesting. Service-based restricted stock and units vest once earned as described in paragraph (iv) below, and generally may not be transferred by the named executive until two years after vesting.

(i)“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Peer and for the Company and (b) ranking the Company’s Three Year EPS Average Growth compared to the Peers’ Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

(ii)Each annual award of performance-based restricted stocks or units are reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A named executive shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:
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(iii)In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the named executive receives an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to the immediately preceding paragraph (ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock. In the event that the Long Term Incentive EPS Performance is such that performance does not exceed the target grant, the named executive shall forfeit the performance-based restricted stock received in accordance with the preceding paragraph (ii) but not earned by the named executive.

(iv)To the extent the Company’s earnings per share for the year in which service-based restricted stock or units are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the service-based restricted stock granted to him in such Service-Based Performance Year on or before March 15 of the year following the Service-Based Performance Year. To the extent the Company’s earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive retains all the service-based restricted stock granted to him or her the previous year and such shares shall be earned and vest three years following the second Friday in January of the year in which such shares were granted.

401(k) Plan

Executives may contribute to the BOKF 401(k) Plan. Employee contributions are matched by the Company up to 6% of base compensation based on years of service and subject to 401(k) Plan limits. Named executives may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Perquisites and Other Personal Benefits

Other than participation in the plans and programs described above, benefits which are very immaterial in nature and disclosed in footnote 4 to the Summary Compensation Table on page 44 and benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.
Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance - BOK Financial rewards sustained above peer performance through the Executive Incentive Plan which uses comparative EPS Growth as a metric.

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Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Business Performance (except for the CEO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results - By using EPS Growth and Business Performance as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks - To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests - While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in restricted stock. Stock ownership guidelines as described on page 33 require executives to retain Company stock.

Change of Control and Termination Benefits

The Company has a limited number of change of control benefits for executive officers. If an executive, or any employee of the Company, is terminated within one year after a “change of control” (as defined in footnote 3 on page 49), and such termination is other than “for cause” (as defined in footnote 4 on page 50), then all unvested performance shares and stock options he or she has been granted vest. Stock options must then be exercised within 90 days of the change of control.

Executive officers receive the same severance benefits as other Company employees which are based upon the amount of time a person has been employed by the Company. The named executives are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments upon Termination found on page 49. The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Equity Grant Policy

In 2019, the equity grant date (the "Grant Date") became the date on which the Committee approves long-term incentive targets, typically at the February Committee meeting. There is no program or policy to coordinate the granting of equity with the release of material non-public information.
Tax and Accounting Considerations

Section 409A of the Internal Revenue Code

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.
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Committee Report
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held three meetings during fiscal year 2021. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Joseph W. Craft III (Chairman)
Chester E. Cadieux, III
David F. Griffin
George B. Kaiser
Steven J. Malcolm
E.C. Richards
Claudia San Pedro
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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides summary information concerning the compensation of the named executive officers for the past three fiscal years.

Executive Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Award	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven G. Bradshaw President & Chief Executive Officer	2021	$1,060,000	$—	$2,226,026	$—	$1,154,764	$55,794	$273,744	$4,770,328
	2020	$1,050,000	$—	$2,226,004	$—	$1,842,916	$—	$421,438	$5,540,358
	2019	$1,000,000	$—	$1,999,965	$—	$743,400	$29,712	$45,294	$3,818,371
Steven E. Nell Executive Vice President Chief Financial Officer	2021	$550,000	$—	$632,528	$—	$489,431	$4,108	$82,766	$1,758,833
	2020	$548,333	$—	$632,580	$—	$664,727	$5,059	$98,813	$1,949,512
	2019	$538,375	$—	$621,008	$—	$334,854	$4,906	$37,987	$1,537,130
Stacy C. Kymes Executive Vice President- Chief Operating Officer	2021	$609,167	$—	$609,464	$—	$698,618	$1,864	$77,807	$1,996,920
	2020	$525,000	$—	$609,487	$—	$672,920	$1,913	$91,443	$1,900,763
	2019	$493,058	$—	$575,050	$—	$414,930	$1,854	$42,737	$1,527,629
Scott B. Grauer Executive Vice President-Wealth Management; Chief Executive Officer of BOK Financial Securities, Inc.	2021	$543,703	$—	$582,985	$—	$578,230	$4,817	$81,036	$1,790,771
	2020	$539,889	$—	$582,972	$—	$653,265	$4,942	$95,296	$1,876,364
	2019	$531,723	$—	$567,610	$—	$332,562	$4,793	$46,056	$1,482,744
Norman P. Bagwell Executive Vice President- Regional Banks; Chief Executive Officer of Bank of Texas	2021	$485,000	$—	$509,239	$—	$550,674	$—	$64,606	$1,609,519
	2020	$482,500	$—	$509,246	$—	$560,990	$—	$76,801	$1,629,537
	2019	$467,715	$—	$493,443	$—	$342,940	$—	$32,781	$1,336,879

(1)The amounts in column (e) are the grant date fair value of the non-vested stock. Bradshaw was issued restricted stock awards in 2021 and 2020, and restricted stock units in 2019; Nell was issued restricted stock awards in 2021, and restricted stock units in 2020 and 2019; Kymes, Grauer, and Bagwell were issued restricted stock awards in all years.

(2)The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 36 under the heading “Components of Executive Compensation.” Incentive amounts are paid at a targeted percentile of our Peers.

(3)The amounts in column (h) include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate defined in the Pension Plan and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 48. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table. In 2020, Bradshaw had net losses of $17,344 from his pension and non-qualified deferred compensation accounts.

(4)The amounts in column (i) for 2021 are derived from: Company matching contributions to the 401(k) Thrift Plan as follows: Bradshaw, $34,800; Nell, $34,800; Kymes, $34,800; Grauer, $34,800; and Bagwell, $26,100; executive life insurance benefits as follows: Bradshaw, $4,401; Nell, $3,255; Kymes, $1,456; Grauer, $2,611; and Bagwell, $3,255; a Champion Health corporate members wellness benefit for named executive officers and spouses as follows: Bradshaw, $2,775; Nell, $1,800; Kymes, $2,775; and Grauer, $2,775; dividend equivalents paid on the distribution of 2018 performance shares as follows: Bradshaw, $210,205; Nell, $42,911; Kymes, $38,776; Grauer, $40,850; and Bagwell, $35,251; and a retirement gift for Bradshaw in the amount of $21,563.

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2021 Pay Ratio Disclosure

For purposes of calculating the 2021 ratio of the median annual total compensation of all Company employees to the total annual compensation of the Company’s Chief Executive Officer, the Company included in its calculation of compensation: base salary, commissions, annual bonus amounts, stock-based compensation, and other incentive payments (including sign-on bonuses). The Company used December 31, 2021 as its measurement date. On December 31, 2021, the Company had 4,718 employees nationwide, excluding the Chief Executive Officer. Compensation amounts were annualized for any employee who had less than a full year of service during 2021. Total 2021 compensation for Steven G. Bradshaw, the Company’s Chief Executive Officer, was determined to be $4,770,327 and was approximately 56 times the median annual compensation of all Company employees (excluding the Chief Executive Officer) of $85,320.

Options Exercised and Stock Vested

The following table provides certain information concerning the exercise of stock options and the vesting of shares by the named executive officers during fiscal year 2021:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven G. Bradshaw	3,624	$41,233	32,439	$2,921,781
Steven E. Nell	8,774	$346,383	8,449	$738,383
Stacy C. Kymes	—	$—	7,635	$667,245
Scott B. Grauer	—	$—	8,043	$702,904
Norman P. Bagwell	—	$—	6,941	$606,593
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Grants of Plan-Based Awards

The following table provides certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan and (ii) the options, service and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Executive Name	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Steven G. Bradshaw	(1)	$279,840	$848,000	$1,696,000
	(2)		$212,000	$254,400
	2/23/2021(6)				9,682	29,340	58,680				$2,226,026
Steven E. Nell	(1)	$81,675	$247,500	$495,000
	(2)		$82,500	$99,000
	(3)	$27,225	$82,500	$165,000
	2/23/2021(4)				1,926	5,836	11,672				$442,777
	2/23/2021(5)							2,501			$189,751
Stacy C. Kymes	(1)	$74,250	$225,000	$450,000
	(2)		$112,500	$135,000
	(3)	$74,250	$225,000	$450,000
	2/23/2021(4)				1,856	5,623	11,246				$426,617
	2/23/2021(5)							2,410			$182,847
Scott B. Grauer	(1)	$52,470	$159,000	$318,000
	(2)		$79,500	$95,400
	(3)	$52,470	$159,000	$318,000
	2/23/2021(4)				1,775	5,379	10,758				$408,105
	2/23/2021(5)							2,305			$174,880
Norman P. Bagwell	(1)	$57,618	$174,600	$349,200
	(2)		$87,300	$104,760
	(3)	$57,618	$174,600	$349,200
	2/23/2021(4)				1,550	4,698	9,396				$356,437
	2/23/2021(5)							2,014			$152,802

(1)Bradshaw receives 80%, Nell receives 60%, and Grauer, Kymes, and Bagwell receive 40% of their annual incentive based on EPS Growth. Annual incentive cash awards were finalized and approved by the Committee on February 22, 2022 and are provided in column (g) of the “Summary Compensation Table” on page 44 herein. For final target achievement and payout, see the Annual Incentive Bonus Factors chart on page 39. The total annual incentive cannot exceed $2,000,000 for any participant per the Executive Incentive Plan.

(2)Represents annual incentive targets for achievement of Strategic Objectives established by the Committee on February 23, 2021 for service performed in 2021. The named executives were eligible to receive 20% of their annual incentive based on Strategic Objective goal achievement which may range from zero to 120%.

(3)    Represents annual incentive targets for Business Performance Bonus established by the Committee on February 23, 2021 for service performed in 2021. Nell receives 20% of his annual incentive based on overall Company performance. Kymes, Grauer, and Bagwell each receive 40% of their annual incentive based on business unit performance.

(4)    Represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan. Performance shares vest when earned and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 33 herein.
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(5)    Represents service shares granted as long-term incentive pursuant to the Executive Incentive Plan. Service shares vest on the third anniversary of the second Friday in January of the year in which the service shares were issued and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 33 herein.

(6)    Amounts reported in column (l) represent the grant-date fair value of non-vested stock awarded. The Company’s policy regarding the valuation of stock compensation is included on page 93 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table includes stock options and performance shares outstanding as of December 31, 2021.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Steven G. Bradshaw
								81,172	8,562,834
Total	—	—				—	$—	81,172	$8,562,834
Steven E. Nell
						7,124	751,511
								16,622	$1,753,455
	—	—				7,124	$751,511	16,622	$1,753,455
Stacy C. Kymes
						6,774	$714,589
								15,805	$1,667,269
Total	—	—				6,774	$714,589	15,805	$1,667,269
Scott B. Grauer
						6,547	$690,643
								15,277	$1,611,571
Total	—	—				6,547	$690,643	15,277	$1,611,571
Norman P. Bagwell
						5,710	$602,348
								13,323	$1,405,443
Total	—	—				5,710	$602,348	13,323	$1,405,443

(1)Column (g) represents service shares which are not subject to adjustment based upon the three year performance period, but which have not yet completed the vesting period. Service shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 33.
(2)Market value of performance shares is based on the closing price of BOK Financial common stock of $105.49 (as reported on NASDAQ as of December 31, 2021).
(3)Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in Compensation Discussion and Analysis on page 40. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”
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Pension Benefits

The normal retirement age under the BOK Financial Pension Plan (the Plan) is age 65. At that time, a participant may receive a lump sum equal to his or her account balance. In lieu of a lump sum payment, the participant may elect to receive an annuity payment from the Plan based on different optional forms of payments defined in the Plan. Active participants also have the option to withdraw from the Plan at age 62.

The following table shows the present value of accumulated benefits in the Plan for the named executive officers:

(a)	(b)	(c)	(d)	(e)
Executive Name(1)	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Steven E. Nell	BOKF Pension Plan	14	$—	$157,488
Stacy C. Kymes	BOKF Pension Plan	9	$59,852	$—
Scott B. Grauer	BOKF Pension Plan	15	$154,663	$—

(1)Bradshaw and Bagwell are named executives but are not listed, as they do not participate in the BOKF Pension Plan.

(2)Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception in 1987 (through December 31, 2005 when the number of years of credited service was frozen).
Nonqualified Deferred Compensation

Pursuant to an individual Deferred Compensation Agreement, Bradshaw was permitted, until December 31, 2004, to defer certain compensation. In response to IRS guidance, Mr. Bradshaw's Deferred Compensation Agreement was amended in December 2004 to preclude the deferral of future compensation and subsequently terminated. In 2018, BOKF amended its non-qualified deferred compensation program to allow executives to defer portions of their compensation, beginning with the 2019 equity award, which vested in early 2022. Several members of the executive team have elected to participate in the program each of the last three years.

The following table describes the current balance of deferral accounts:

Executive Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Steven G. Bradshaw	$—	$—	$55,794	$—	$370,310

(1)Bradshaw is the only named executive to have a deferral account balance as of December 31, 2021.

(2)Mr. Bradshaw's earnings include gains or losses reported on investments in distressed asset and venture capital funds, and interest earned on uninvested cash accrued at BOKF’s money market deposit rates as well as dividends paid and changes in fair value of the Company's common stock.

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Potential Payments Upon Termination

The following table shows potential payments to the named executive officers under existing contracts, agreements, plans or arrangements for various scenarios, assuming a December 31, 2021 termination date. Each of the named executive officers is subject to an employment agreement.

Executive Name(1)	Compensation Component	Termination without Cause(2)	Termination without Cause Following a Change of Control(3)	Termination for Cause(4)
Steven G. Bradshaw	Salary/Severance	$1,793,565	$2,120,000	$—
	Unvested Restricted Stock	$5,840,559	$5,840,559	$—
	Unvested Restricted Units	$2,722,275	$2,722,275	$—
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$10,359,399	$10,685,834	$3,000
Steven E. Nell	Salary/Severance	$930,621	$1,100,000	$—
	Unvested Restricted Stock	$879,470	$879,470	$—
	Unvested Restricted Units	$1,625,495	$1,625,495	$—
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$3,438,587	$3,607,966	$3,000
Stacy C. Kymes	Salary/Severance	$1,057,533	$1,250,000	$—
	Unvested Restricted Stock	$2,381,859	$2,381,859	$—
	Unvested Restricted Units	$—	$—	$—
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$3,442,392	$3,634,859	$3,000
Scott B. Grauer	Salary/Severance	$896,782	$1,060,000	$—
	Unvested Restricted Stock	$2,302,214	$2,302,214	$—
	Unvested Restricted Units	$—	$—	$—
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$3,201,996	$3,365,214	$3,000
Norman P. Bagwell	Salary/Severance	$820,635	$970,000	$—
	Unvested Restricted Stock	$2,007,791	$2,007,791	$—
	Unvested Restricted Units	$—	$—	$—
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,831,426	$2,980,791	$3,000

(1)Executive payments upon termination do not include payments of deferred compensation which, if applicable, are described on page 48. The table assumes (i) that the executive has been paid all amounts owed through the date of termination, (ii) the closing price of BOK Financial common stock of $105.49 (as reported on NASDAQ as of December 31, 2021); and (iii) salary, unvested restricted stock, and unvested restricted unit information as of December 31, 2021. Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change of control, or upon death or disability.

(2)When the executive’s employment is terminated without cause, he shall receive standard severance pay in effect at the time of termination, and in addition, an amount equal to the executive’s then annual salary payable in one lump sum payment. The executive shall be entitled to receive pension, thrift, medical insurance, disability insurance plans benefits and other fringe benefits accrued through, but not beyond the date of termination, and shall be entitled to receive pay for vacation in accordance with the Company’s existing policy. Restricted stock and restricted units held by the executive shall continue to be held by the executive but shall remain subject to all applicable restrictions.

(3)When the executive’s employment is terminated without cause following a change of control, he shall receive a lump sum payment in an amount equal to two times executive’s then Annual Salary at the time of termination in lieu of standard and enhanced severance amounts. “Change of Control” occurs when either (i) George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOK Financial than any other shareholder (or group of shareholders acting in concert to control BOK Financial to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser), or (ii) BOK Financial shall cease to own directly and indirectly more than fifty percent (50%) of the voting capital stock of BOKF, NA.

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(4)Termination of executive "for cause" would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) charged, indicted or convicted of any criminal act or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(5)For a period of two years following any termination for cause, and for a period of one year following any termination for any reason other than cause, the executive is prohibited from directly or indirectly contacting or soliciting, in any manner, individuals or entities who were at any time during the term of the executive’s employment agreement clients of BOKF, NA or any of its affiliates, for the purpose of providing banking, trust, investment, or other services provided by BOKF, NA or any of its affiliates, or contacting or soliciting employees of BOKF, NA or any affiliates of BOK, NA to seek employment with any person or entity except BOKF, NA and its affiliates. In exchange, the executive shall receive $3,000 in arrears for each year the non-solicitation agreement is in effect.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

BOK Financial is committed to being a responsible and good corporate citizen as we recognize that progress and growth for everyone in our communities is beneficial to our communities, our customers, our employees, our business, our shareholders and our other stakeholders. In our business operations, one of our goals is to make the communities where we operate a better place to live and work. As an employer, we value diversity, promote inclusion and foster career growth for all of our team members. Environmental, social and governance (“ESG”) practices help to drive our Company goals and values, and we have made it a top priority to implement ESG policies and procedures at BOK Financial.

We have developed an ESG Steering Committee that is composed of leaders from across our Company. The ESG Steering Committee analyzes ESG issues and develops ESG policies and practices. Our ESG Steering Committee also prepares an annual ESG Report (the “ESG Report”) that is reviewed and approved by our Audit Committee.

Environmental

Our Company and employees are committed to making a positive impact every day, and we know that being a good steward of natural resources is an essential part of being a good corporate citizen and improving the future of those we serve. We have taken many measures to reduce our environmental impact, including the following:

•Implemented utility use with smart technology;
•Instituted recycling programs for paper and waste;
•Use filtered water to reduce water waste;
•Implemented digital business strategies to reduce paper usage, postage and other support functions that impact the environment; and
•Use virtual collaboration tools to reduce employee travel and commutes.

Social

Community and Clients

Actively advancing the communities we serve is core to who BOK Financial is as a company. This benefit to the communities in which we operate emanates itself through affordable housing investments, community development loans and other Company products and services.

Our social efforts focus on community services supporting low- to moderate-income ("LMI") individuals, promoting economic development, and revitalizing or stabilizing LMI geographies. We provide volunteers, serve on boards and give financial support to a variety of organizations that serve the most vulnerable
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citizens in our communities by addressing such issues as basic needs, education and economic development.

In 2021, our Company sharpened its focus and accelerated resources to underserved minority communities by supporting nonprofit organizations providing programs to help close the gaps in four key areas: income inequality, workforce development, education and mentoring, and social justice inequities. As part of the focus, the Company and BOKF Foundation will provide a combined $430,000 to six nonprofit organizations in Tulsa and Dallas over two years

Also in 2021, the Tulsa, Oklahoma community commemorated the centennial anniversary of the Tulsa Race Massacre. BOK Financial was an active partner in the 10-day remembrance, joining with the BOKF Foundation to commit more than $250,000 in support of the Greenwood Rising: Black Wall Street history center as well as events and activities such as Economic Empowerment Day. The interactive conference created a focal point for the national conversation about the racial wealth gap and inequality in access to capital.

Volunteerism is an important component of our community support, with many of our employees participating on boards and conducting financial education training and more to help improve the communities we serve. The Company supports those efforts by providing each employee eight hours of paid volunteer time annually to support causes or organizations that are making a difference in the community, building key relationships and strategic partnerships that help drive our success. This commitment to volunteerism is led from the top of the Company, with members of the executive leadership team serving on the boards of 20 different community organizations.

BOK Financial earned an outstanding rating in its most recent Community Reinvestment Act (CRA) exam. The Company maintains a strong CRA program by:

•Tracking lending opportunities in our communities and working with government, business and our non-profit partners;
•Reviewing lending distribution quarterly;
•Annually (or as needed) reviewing assessment area boundaries;
•Establishing and communicating goals for CRA performance;
•Measuring the Company against our peers;
•Considering CRA implications for opening and closing retail bank offices;
•Investing in our communities; and
•Partnering and volunteering with non-profits and organizations that impact LMI individuals and communities.

Employees

Recruiting:     BOK Financial is focused on ensuring a rich pool of diverse candidates for open roles. Our recruiting organization is fully AIRS Certified and held accountable to monthly outreach efforts to diverse organizations, including HBCUs (Historically Black Colleges and Universities). We identify, participate in and sponsor recruitment events focused on diversity, including those for individuals with disabilities, LGBTQ+, veterans and more. We work with leading organizations and institutions—including Circa, Divergence Academy, Hispanic chambers of commerce, women’s professional networks and others—that promote and support the development of talent from underrepresented groups.

The Company’s early career program—the Accelerated Career Track (ACT)—attracts high caliber college graduates, assists with their transition from college to professional working life, and jump-starts their career with BOK Financial. With an increased
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emphasis on recruiting from HBCUs and smaller institutions, we have significantly improved the diversity of recent ACT and intern classes over the past five years.

Development:     We always strive to recognize and raise up talent within our workforce to help ensure employees at all levels experience meaningful career journeys. We provide learning opportunities that allow employees to deepen their understanding of diverse skills, opinions and knowledge. We also offer a variety of mentoring and leadership development opportunities for all employees to gain exposure to leaders and develop both personally and professionally.

Diversity:     Recognizing, respecting and leveraging diversity is central to our Company. We view this approach not only as a good business practice but simply as the right thing to do for all employers. The Company’s CEO-led Diversity & Inclusion Council was launched in early 2019, helping to bring into focus the considerable efforts already occurring across the Company. By the end of 2020, all managers at BOK Financial were assigned training on recognizing and mitigating unconscious bias. In 2021, the Company broadened our definition of diversity and inclusion to look beyond race, ethnicity, and gender to reflect the value of all diverse perspectives.

Recent
Recognition:     In 2020, BOK Financial joined the CEO Action Pledge for Diversity and Inclusion, the largest CEO-driven business commitment to advancing diversity and inclusion in the workplace.

The Company also became one of the first employers to take the Mayor’s Pay Equity Pledge, a voluntary employer-led initiative created in participation with the Mayor’s Commission on the Status of Women with a goal of closing the gender pay gap in Tulsa.

BOK Financial was recognized as a 2020 Top Inclusive Workplace by Mosaic, the Tulsa Regional Chamber’s diversity business council.

In 2021, the Company was recognized by DiversityInc® as one of the nation’s top 20 regional companies for diversity and inclusion.

Supply Chain

Another focal point of our social awareness and policies is to ensure we have an inclusive supply chain comprised of diverse vendors, representing minorities, women, veterans, LGBTQ and small businesses. Our goal is to support diverse businesses and promote innovation, creating economic impact by uplifting the communities where those businesses are located through job creation, increased wages and tax revenues. We are continuously working towards a goal of increasing our spend with small businesses and minority owned vendors and suppliers.

Governance

“Be known for unwavering integrity” is a core value of BOK Financial and is central to how we mitigate and manage risk. Our corporate ethics and governance reflect the Company’s focus on accountability and drive our three-part vision of valuing our employees, customers, and communities we serve. Our governance structure, thoughtful policies and active engagement with our employees underscore our commitment to this principal. We keep ethics and governance in focus through regular training and attestations of our employees. Our employees are annually trained on and attest to the Company’s Standards of Conduct. In addition, we annually train our employees on compliance management
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requirements, BSA/AML (Bank Secrecy Act/Anti-Money Laundering) processes, physical security, risk culture and internal controls, risk reporting and awareness, and information security awareness. Annually, our directors attest to and the Audit Committee approves the Code of Ethics. Further, we have the following policies and practices to ensure that our Company’s ethics are adhered to: Standards of Conduct, Whistleblower Policy, Anti-Money Laundering Policy, Data Privacy and Security, and Customer Privacy.

The Company’s 22-member Board of Directors is a diverse group of strong leaders with executive experience that aligns with our organization’s business strategy. Summary biographies for our board members and senior management can be found beginning on pages 10 and 28, respectively, of this Proxy Statement. Our Board of Directors oversees the Company’s overall strategic and reputational risks and regularly reviews the Company’s credit, liquidity and operations, as well as the risks associated with each. Committees of our Board of Directors focus on specific areas, including:

•Audit Committee: Oversees the Company’s accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements. The Audit Committee is also responsible for reviewing the Company’s Environmental, Social and Governance Report.

•Credit Committee: Oversees the Company’s credit portfolio and credit-related policies.

•Risk Committee: Oversees the Company’s enterprise-wide risk management programs including capital planning, liquidity, operations risk and cybersecurity.

•Compensation Committee: Oversees the Company’s compensation policies and programs.

We also comply with a systematic risk management program. The Company’s Chief Risk Officer is responsible for enterprise-wide risk management, information security and ensuring the Company’s compliance with government regulations. Annually, the Executive Leadership Team defines a strategic plan and establishes growth priorities that are consistent with the Company’s purpose, values, core competencies and risk appetite. The strategic plan is cascaded to all employees and business units, and functional and employee goals are managed to the overall strategic plan. Every employee is accountable for speaking up and escalating concerns to management regarding compliance with regulation, policy, proscribed process or ethical standards. In addition, the Risk Committee of the Board of Directors meets regularly with key risk management personnel and the Audit Committee receives regular reports from the Company’s independent auditor.

Cybersecurity

BOK Financial is committed to safeguarding Company and client information with a stringent program encompassing policies, processes, procedures, and organizational structures that are continuously monitored, reviewed and improved upon. The Company’s Chief Information Security Officer (CISO) provides quarterly updates to the Company’s management-level Risk Council and Risk Committee of the Board of Directors on the Company’s cybersecurity program, policies and controls; efforts to improve security; and responses to cybersecurity events. The Company’s cybersecurity program implements security controls aligned with ISO 27001:2013 standard and the National Institute of Standards and Technology (NIST) Cybersecurity Framework.
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RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

The Company has a written related party transaction policy, approved by the Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. The Audit Committee conducts appropriate review and oversight of non-credit related party transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a), and the Credit Committee reviews and oversees related party credit transactions.

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee. The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2021. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The Company does not have any practices or policies regarding hedging and such transactions are generally permitted.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOKF, NA leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled approximately $957 thousand in 2021.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine ("ATM") network (“TransFund”), respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2021, the Company paid QuikTrip approximately $10.4 million pursuant to this agreement. Mr. Cadieux and related interests have entered into interest rate derivative contracts with the Company. As of December 31, 2021, the total fair value of these contracts was an unrealized loss of $51,231 from the perspective of Mr. Cadieux and his related parties. Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a significant shareholder of QuikTrip Corporation.

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In August 2021, Griffin Communications, LLC entered into additional interest rate hedges with the Company. On December 31, 2021, the total fair value of these and previously executed interest rate hedges was an unrealized gain of $445 thousand from Griffin Communication, LLC's perspective. David Griffin is President and Chief Executive Officer of Griffin Communications, LLC.

BOK Financial Securities, Inc., a subsidiary of the Company is participating as an underwriter in a proposed initial public offering by Excelerate Energy, Inc. George B. Kaiser, a director of the Company and Chairman of the Board of the Company, owns a controlling interest in Excelerate Energy, Inc. The approximate dollar value of the transaction to the Company is $250,000.

DELINQUENT SECTION 16(a) REPORTS

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors, executive officers, and owners of more than ten percent of our common shares, complied during fiscal year 2021 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of (1) one late report relating of 7,500 shares sold by Mr. Bangert.

PROPOSALS OF SHAREHOLDERS FOR 2023 ANNUAL MEETING

The Board of Directors will consider proposals of shareholders intended to be presented for action at the 2023 Annual Meeting of Shareholders. According to rules of the Securities and Exchange Commission, such proposals are required to be included in the Company's Proxy Statement only if they are received in a timely manner and if such proposal comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act. For a shareholder proposal to be included in the Company's Proxy Statement for the Company’s 2023 Annual Shareholders' Meeting, a written proposal complying with the requirements of Rule 14a-8 must be received by the Company’s Secretary no later than November 28, 2022.

If you wish to present a shareholder proposal for consideration at our 2023 annual meeting (including any shareholder proposal not submitted under Rule 14a-8) that will not be included in the proxy statement for the annual meeting, then to be timely for consideration at the Company’s 2023 Annual Meeting, you must submit such written proposal to the Company’s Secretary no later than no later than February 7, 2023.

If the Company’s 2023 Annual Meeting is held on a date that is not within thirty days of May 3, 2023, the anniversary date of this year’s Annual Meeting, the Company will inform shareholders of such change and the deadlines for submission of shareholder proposals.

All shareholder proposals must be received by our Secretary at BOK Financial Corporation, Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, Attention: Secretary by the applicable dates specified above.

We encourage shareholders that are considering submitting a shareholder proposal to contact us beforehand at the Secretary address above to allow for a constructive discussion of any concerns and for additional information about our practices or policies.

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ELIMINATION OF DUPLICATE PROXIES

Under SEC rules, a single package of notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family unless contrary instructions have been received. Each shareholder continues to receive a separate notice within the package. This procedure, referred to as "householding," reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. BOK Financial will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any shareholder at a shared address to which a single copy was delivered. Shareholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this proxy statement. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF OR VIA E-MAIL TO RWOOD@BOKF.COM.
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BOK FINANCIAL

BOK FINANCIAL CORPORATION
P.O. BOX 2300
TULSA, OK 74192
ATTN: KATHY ANDERSON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 2, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOKF2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 2, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 30, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Alan S. Armstrong
02) C. Fred Ball, Jr.
03) Steven Bangert
04) Steven G. Bradshaw
05) Chester E. Cadieux, III
06) John W. Coffey
07) Joseph W. Craft, III
08) David F. Griffin
09) V. Burns Hargis
10) Douglas D Hawthorne
11) Kimberley D. Henry
12) E. Carey Joullian, IV
13) George B. Kaiser
14) Stacy C. Kymes
15) Stanley A Lybarger
16) Steven J. Malcolm
17) Steven E. Nell
18) E. C. Richards
19) Claudia San Pedro
20) Peggy I. Simmons
21) Michael C. Turpen
22) Rose M. Washington

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approval of the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000535682_1 R1.0.0.24

BOK Financial Corporation | 57

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

BOK FINANCIAL CORPORATION
Annual Meeting of Shareholders
May 3, 2022 2:30 PM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederic Dorwart and Tamara Wagman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BOK FINANCIAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:30 PM, CDT on May 3, 2022, at www.virtualshareholdermeeting.com/BOKF2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations unless you are voting shares held in the BOK Financial Thrift Plan (the "Plan"), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who give instructions to the Trustee.

0000535682_2 R1.0.0.24

Continued and to be signed on reverse side

BOK Financial Corporation | 58

Your **Vote** Counts!

BOK FINANCIAL CORPORATION

2022 Annual Meeting

Vote by May 02, 2022 11:59 PM ET. For shares held in a Plan, vote by April 30, 2022 11:59 PM ET.

BOK FINANCIAL CORPORATION
P.O. BOX 2300
TULSA, OK 74192
ATTN: KATHY ANDERSON

You invested in BOK FINANCIAL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 03, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 19, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 03, 2022
2:30 PM CDT

Virtually at:
www.virtualshareholdermeeting.com/BOKF2022

*Please check the meeting materials for any special requirements for meeting attendance.

BOK Financial Corporation | 59

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Alan S. Armstrong 02) C. Fred Ball, Jr. 03) Steven Bangert 04) Steven G. Bradshaw 05) Chester E. Cadieux, III 06) John W. Coffey 07) Joseph W. Craft, III 08) David F. Griffin 09) V. Burns Hargis 10) Douglas D Hawthorne 11) Kimberley D. Henry 12) E. Carey Joullian, IV 13) George B. Kaiser 14) Stacy C. Kymes 15) Stanley A Lybarger 16) Steven J. Malcolm 17) Steven E. Nell 18) E. C. Richards 19) Claudia San Pedro 20) Peggy I. Simmons 21) Michael C. Turpen 22) Rose M. Washington	For
2. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2022.	For
3. Approval of the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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